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                          CERTIFICATE OF INCORPORATION

                          OF A PRIVATE LIMITED COMPANY




                              Company No. 3700226




     The Registrar of Companies for England and Wales hereby certifies that

                          NEXSAN TECHNOLOGIES LIMITED



 is this day incorporated under the Companies Act 1985 as a private company and that the company is limited.


            Given at Companies House, Cardiff, the 25th January 1999



                                                        REGISTRAR OF COMPANIES


                                                           [GRAPHIC OMITTED]


                                                          FOR ENGLAND AND WALES


                                                       THE OFFICIAL SEAL OF THE
                                                         REGISTRAR OF COMPANIES




                               [GRAPHIC OMITTED]


                      C O M P A N I E S     H O U S E




                                                                    HC007A